                                CAERE CORPORATION                   EXHIBIT 11.1
                               -------------------
                         STATEMENT REGARDING COMPUTATION
                        OF NET EARNINGS (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEARS ENDED DECEMBER 31,
                                                                   ------------------------
                                                             1995           1994            1993
                                                             ----           ----            ----

Earnings (loss) before cumulative effect of change          $ 2,397        $ 2,384        ($   608)
  in accounting principle

Cumulative effect of change in accounting                      --             --               960
  priniciple

                                                            -------        -------        --------
Net earnings                                                $ 2,397        $ 2,384        $    352
                                                            =======        =======        ========


Shares used in per share calculation:                        13,172         12,649          12,639
  Weighted average common shares outstanding

  Common stock equivalents                                      366            487            --
                                                            -------        -------        --------
                                                             13,538         13,136          12,639
                                                            =======        =======        ========


Earnings (loss) per share:

  Earnings (loss) before cumulative effect of change
   in accounting prinicple                                  $  0.18        $  0.18        ($  0.05)

  Cumulative effect of change in accounting
   principle                                                   --             --              0.08

                                                            -------        -------        --------
 Net earnings                                               $  0.18        $  0.18        $   0.03
                                                            =======        =======        ========